                                                                      Exhibit 99
                                                                      ------- --

CML                                                                 NEWS RELEASE
- - --------------------------------------------------------------------------------
                                                      524 Main Street
                                                      Acton, Massachusetts 01720
                                                      Telephone: (508) 264-4155


CONTACT:  Nancy Wang
          Vice-President, Investor Relations
          508-264-4155

FOR IMMEDIATE RELEASE
- - ---------------------
November 4, 1994

        Acton, Mass., November 4, 1994--CML Group, Inc. (NYSE: CML), announced today the filing of a class action lawsuit in the U.S. District court for the District of Massachusetts against the company and its Chairman, Charles M. Leighton, and President, G. Robert Tod, by four purported stockholders, Mark Levine, Stan Ferraro, Jack Rosenthal and Michael Bradwell, owning an aggregate of 2,400 shares. The complaint alleges that the company failed to properly disclose the extent of its NordicTrack advertising expenditures and the impact of those expenditures on its future operating results, and constituted misleading statements regarding the company's business and operations in violation of federal securities laws.

        Responding to the lawsuit, Mr. Leighton stated that "the complaint contains factually incorrect statements, the allegations are without merit, and the defendants intend to vigorously contest the lawsuit."








                                     - 5 -